HUDDLESTON & CO., INC.
                       PETROLEUM AND GEOLOGICAL ENGINEERS
                             1111 FANNIN-SUITE 1700
                              HOUSTON, TEXAS 77002
                                      -----

                                 (281) 658-0248





                    CONSENT OF INDEPENDENT PETROLEUM ENGINEER



                                  June 16, 2000




Fortune Natural Resources Corporation
One Commerce Green
515 W. Greens Rd., Suite 720
Houston, Texas  77067

Dear Sirs:

    We hereby consent to the filing of this consent as an exhibit to the Registration Statement on Form S-3 of Fortune Natural Resources Corporation ("Fortune") to be filed with the Securities and Exchange Commission on or about June 16, 2000, to the use of our name therein, and to the inclusions of or reference to our reports of Fortune's estimated future reserves and revenues effective December 31, 1997, December 31, 1998 and December 31, 1999.

                                    HUDDLESTON & CO., INC.



                                    /s/ Peter D. Huddleston, P.E.
                                    -----------------------------
                                    Peter D. Huddleston, P.E.